WEB’S BIGGEST, INC.

COMMON STOCK PURCHASE AGREEMENT

         This agreement (the "AGREEMENT") is made effective as of June 1, 2005 (the "EFFECTIVE DATE"), by and between Web’s Biggest, Inc., a California corporation (the "COMPANY") and Edgetech Services Inc., a Nevada corporation (the "PURCHASER") and Advisors LLC, an Iowa Limited Liability Corporation and Xavier Roy (collectively the “Sellers”).

SECTION 1

SALE OF COMMON STOCK

         1.1 SALE OF COMMON STOCK. Subject to the terms and conditions hereof, the Seller will sell to the Purchaser and the Purchaser will buy from the Seller a total of 100 shares of The Company, representing 100% of the issued and outstanding shares of The Company, at the aggregate purchase price of $19,014,975 in return for 25,000,000 (twenty five million) new Convertible Preferred Shares of the Purchaser to be issued at per share price of $0.76. The Preferred Shares issued to the Sellers will be convertible at a rate of 25.3533 shares of Purchaser Common Stock for each share of Purchaser Preferred Stock. At any future shareholder meeting of the Purchaser beyond the Closing, the rightful owners of the Purchaser Convertible Preferred Stock will be entitled to voting rights equal to the number of Purchaser Common Stock that the Purchaser Convertible Preferred Stock may convert into notwithstanding the fact the Purchaser Convertible Preferred Stock has not been converted to Purchaser Common stock. Sellers may convert Convertible Purchaser Preferred Stock at any time by providing written instructions to the Company Secretary of the Purchaser instructing the Secretary to convert the Convertible Purchaser Preferred Stock into Purchaser Common Stock.

SECTION 2

CLOSING DATE; DELIVERY

         2.1 CLOSING. The closing (the "CLOSING") shall be held as promptly as practicable after satisfaction of the closing conditions in Section 4 and Section 5 of this Agreement (the date and time of the Closing is hereinafter referred to as the "CLOSING DATE").

         2.2 DELIVERY AND PAYMENT. At the Closing, the Company will deliver to the Purchaser, with respect to the Shares being purchased at the Closing, certificates, registered in the Purchaser's name, representing the number of Shares to be purchased by the Purchaser at the Closing, against payment of the aggregate purchase price of $$19,014,975. The purchase price shall be paid in shares of Purchaser Preferred Stock. The authorized capital of the Purchaser must be increased pursuant to a resolution put to shareholders of the Purchaser in a future shareholder meeting in order to enable all of the Convertible Purchaser Preferred Stock to be

converted to Purchaser Common Stock. The Purchaser agrees that the Sellers of the Company will be entitled to vote at said meeting.

2.3 INVESTMENT. On Closing The Company agrees to allocate US$250,000 to be invested in the general business operations of the Purchaser.

2.4 SHARE BUY BACK. The shareholders of the Company and its nominated Director (s) agree to adopt a resolution at the first meeting of the Board of Directors to be held after Closing to establish a Share Buy Back Plan to repurchase up to 20,000,000 of the issued and outstanding stock of the Purchaser.

2.5 BOARD OF DIRECTORS. At Closing, the Purchaser will hold a meeting of the Board of Directors for the purpose of adopting a resolution to appoint Xavier Roy to the position of Chairman and CEO of the Purchaser, Shawn Manesh to the position of independent Director and to accept the resignations of all current members of the Board Of Directors of the Purchaser with the exception of Tae Ho Kim who shall remain a Director of the Purchaser.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER

         The Company represents and warrants to the Purchaser that, as of the date of the Closing:

         3.1      ORGANIZATION AND QUALIFICATION; SUBSIDIARIES

                  (a)      Company and each directly and indirectly owned subsidiary of Company (the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, any change in or effect on the business of Company and the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition, results of operations or prospects of Company and the Company Subsidiaries, taken as a whole (a MATERIAL ADVERSE EFFECT")

         3.2 CAPITALIZATION. The authorized capital stock of Company consists of 100 shares of Company Common Stock. As of the date hereof 100 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. No shares of Company Common Stock are held in the treasury of Company. No shares of Company Common Stock are held by Company Subsidiaries.

         3.3 CORPORATE POWER; AUTHORIZATION. Company and the Seller have all necessary corporate power and authority to execute and deliver this Agreement.

         3.4     NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a)      The execution and delivery of the Authorized Agreements by Company do not, and the performance by Company of its obligations hereunder and under each such agreement and the sale of the Shares will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all filings and notifications described in Section 3.5(b) have been made, conflict with or violate any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

                  (b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the sale of the Shares will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body (a "GOVERNMENTAL ENTITY"), except pursuant to applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "SECURITIES ACT"), Blue Sky Laws and the rules and regulations of the NASD.

         3.5 PERMITS; COMPLIANCE WITH LAWS. Company and the Company Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Company or any

Company Subsidiary to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Company, threatened. Neither Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (ii) any Company Permits except for such conflicts, defaults or violations which could not in the aggregate be reasonably expected to have a Material Adverse Effect. Neither Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

         3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and there has not been (i) any Material Adverse Effect on the Company, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the sale of the Shares by Company.

         3.7 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                  (a) The Company currently does not have an employee benefit plan.

                  (f) Company does not have any non at will employee agreements.

                  (g) Neither Company nor any Company Subsidiary is a party to, or has any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by Company or any Company Subsidiary or any person or entity that may obligate the Company or any Company Subsidiary thereunder. As of the date of this Agreement, there is no labor dispute, strike, union organizing activity or work stoppage against Company or any Company Subsidiary pending or, to the knowledge of Company, threatened or may interfere with the respective business activities of Company or any Company Subsidiary. As of the date of this Agreement, to the knowledge of Company, none of Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company or any Company Subsidiary, and there is no charge or complaint against Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

         3.8 CONTRACTS. Neither Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a violation of or default under) any contract or agreement that is material to the business, assets, liabilities, financial condition or results of operations of Company and Company Subsidiaries, taken as a whole (each, a "MATERIAL CONTRACT"). Each Material Contract is in full force and effect and is a legal, valid and binding obligation of Company or a Company Subsidiary and, to the knowledge of Company, each of the other parties thereto, enforceable in accordance with its terms.

         3.9 LITIGATION . There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Company, threatened against Company or any Company Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially interfere with Company's ability to consummate the transactions contemplated hereby, and, to the knowledge of Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company and Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially interfere with Company's ability to consummate the transactions contemplated hereby.

         3.10 ENVIRONMENTAL MATTERS. To the Company's knowledge, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past noncompliance of Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company or any Company Subsidiary, in violation of any Environmental Law. For purposes of this Agreement, "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof. "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law. "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

         3.11 INTELLECTUAL PROPERTY. All patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any renewal rights, database usage rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation of such software programs ("TECHNICAL DOCUMENTATION"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used in (including, without limitation, in the development of) Company's business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company are hereinafter referred to as the "COMPANY INTELLECTUAL

PROPERTY."

                  (a) All of Company's patents, patent applications, registered trademarks, and trademark applications, and registered copyrights remain in good standing with all fees and filings due as of the Closing Date duly made.

                  (b) Company Intellectual Property contains only those items and rights which are: (i) owned by Company; (ii) in the public domain; or (iii) rightfully used by Company pursuant to a valid and enforceable license or other permission by owner

(the "COMPANY LICENSED INTELLECTUAL PROPERTY"). Company has all rights in Company Intellectual Property necessary to carry out Company's current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to Company Licensed Intellectual Property, assign and sell, Company Intellectual Property.

                  (c) To the best of Company's knowledge, the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process necessary for operation of Company's business as presently conducted by Company does not infringe on any rights in patent, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database, statistical model, technology, invention, supplier list, trade secret, know-how, computer software program or application of any person, anywhere in the world. Other than with respect to Company Licensed Intellectual Property, no claims (i) challenging the validity, effectiveness or, ownership by Company of any Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered for use, licensing, sublicensing or sale by Company or its agents or use by its customers infringes or will infringe on any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of Company, are threatened by any person, nor are there, to Company's knowledge, any valid grounds for any bona fide claim of any such kind. All of the rights within Company Intellectual Property (except with respect to Company Licensed Property), and to Company's knowledge, all the rights in Company's Licensed Intellectual Property, necessary for use in the operation of the Company's business by Company as presently conducted are enforceable and subsisting. To the knowledge of Company, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee or former employee.

         3.12 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the sale of Shares based upon arrangements made by or on behalf of Company.

         3.13 CERTAIN BUSINESS PRACTICES. Neither Company nor any Company

Subsidiary nor any directors, officers, agents or employees of Company or any

Company Subsidiary (in their capacities as such) has not made any unlawful payment.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser hereby severally represents and warrants to the Company as follows:

         4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Purchaser and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. Each of Purchaser and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. Each of Purchaser and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Purchaser.

         4.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Purchaser holds complete and correct copies of its certificate of incorporation and bylaws.

         4.3 CAPITALIZATION. (i) The authorized capital stock of Purchaser consists of 600,000,000 shares of Purchaser Common Stock at par value of $0.001. There are 70,425,950 shares of Purchaser Common Stock issued and outstanding as the date of Closing. There are no pending issues of Common Stock as at the date of Closing. (ii) The Purchaser has a stock option plan enabling it to grant options for up to 2,800,000 shares of Common Stock to directors and employees of the Purchaser. The exercise price of all stock options granted under the stock option plan must be at least equal to the fair market value (subject to regulated discounts) of such shares of common stock on the date of grant.  Stock options granted to directors and employees of Purchaser generally have a life of five years and frequently vest equally over the first three years. There are 1,035,000 Stock Options outstanding as at the date of Closing with a weighted average stock price of $0.35 cents. (iii) There are no outstanding warrants that remain unexpired as at the date of Closing. (iv) The Purchaser may issue up to 25,000,000 (twenty five million) shares of Purchaser Preferred Stock.

         4.4 AUTHORITY RELATIVE TO THE AUTHORIZED AGREEMENTS. Purchaser has all necessary corporate power and authority to perform its obligations under the transactions contemplated under the Authorized Agreements.

         4.5      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution of this Agreement by Purchaser shall not, (i) conflict with or violate the certificate of incorporation, bylaws or equivalent organizational documents of Purchaser or any of its subsidiaries, (ii) subject to compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Purchaser's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of

Purchaser or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser or any of its subsidiaries is a party or by which Purchaser or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser.

                  (b) The execution of this Agreement by Purchaser shall not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the rules and regulations of the NASD, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent the sale of Shares and issuance of Warrant or otherwise prevent Purchaser from performing their respective obligations under this Agreement or (y) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser.

         4.6      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Purchaser has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Purchaser with the SEC, which are all the forms, reports and documents required to be filed by Purchaser with the SEC. The Purchaser SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Purchaser's subsidiaries is required to file any reports or other documents with the SEC.

                  (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Purchaser SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Purchaser and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

         4.7 BROKERS. Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.8 INVESTMENT INTENT; BLUE SKY. Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.

         4.9 NO PUBLIC MARKET. Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         4.10 RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS. Purchaser understands that the transfer of the Shares is restricted by applicable state and Federal securities laws.

         4.11 AUTHORIZATION. All action on the part of the Purchaser's partners, board of directors, and stockholders, as applicable, necessary for the authorization, execution, the purchase of and payment for the Shares and the performance of all of the Purchaser's obligations has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.12 ACCREDITED INVESTOR. Purchaser is an "accredited investor" within the meaning of SEC Rule 501 or Regulation D, as presently in effect. The Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel. Purchaser is relying solely on its own legal counsel and not on the Company or any of the Company's agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

SECTION 5

CONDITIONS TO CLOSING OF THE PURCHASER.

         The Purchaser's obligation to purchase the Shares is, unless waived in writing by the Purchaser, subject to the fulfillment as of the date of such Closing of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the date of the Closing.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 BOARD OF DIRECTORS. Upon the Closing, the authorized number of the

Company's directors shall be 5 members 1 of whom shall be designated by the

Purchaser and 2 designated by the Company. The Directors designated by The Company are Xavier Roy (to become Chairman & CEO) and Shawn Manesh (independent Director).

         5.4 NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order,

decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the sale of Shares illegal or otherwise prohibiting consummation of the transactions contemplated under this Agreement.

SECTION 6

                      CONDITIONS TO CLOSING OF THE COMPANY.

         The Company's obligation to sell the Shares at the Closing is subject to the fulfillment as of the date of such Closing of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations made in Section 4 hereof by the Purchaser purchasing at the Closing shall be true and correct as of the date of the Closing.

         6.2 COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the date of the Closing shall have been performed or complied with in all material respects.

         6.3 NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the sale of Shares illegal or otherwise prohibiting consummation of the transactions contemplated under this Agreement.

         6.4 CONDITIONS SUBSEQUENT. The Purchaser agrees that the Terms of outstanding loans from shareholders of the Purchaser to the Purchaser as at the date of Closing will be renegotiated and redocumented within 30 days of Closing to reflect a repayment period of two years.

SECTION 7

ADDITIONAL AGREEMENTS

         7.1 EMPLOYMENT AGREEMENTS. Upon completion of execution of this Agreement, the Company agrees to order its nominated representatives to the Board of Directors of the Purchaser not to terminate current Employment Agreements for Tae Ho Kim and Sang Ho Kim and to extend the term of the said Employment Agreements for a period of three years commencing from the Closing. However, in the event that the Edgetech Service business (defined substantially as all of the operations of the Canadian subsidiary of the Purchaser) are sold to or merged with another entity that is not affiliated with the Purchaser the Employment Agreements will be assigned to that entity. If the Employment Agreements are assigned to another entity and the Purchaser will be released from any liability or obligations arising from the Employment Agreements. In the event that the Employment Agreements are terminated prior to 36 (thirty six) months from the date of Closing, the Purchaser will pay the greater of $100,000 or the amount unpaid according to the Employment Agreements.

SECTION 8

MISCELLANEOUS

         8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Nevada.

         8.2 ENTIRE AGREEMENT. This Agreement, including the exhibits hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         8.3 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

                  (a)    if to the Company, to:

                          Web’s Biggest, Inc.

                          501 Santa Monica Boulevard, Suite 601

                          Santa Monica, CA, 90401

                          Attn:  Xavier Roy

                          Fax:  (310) 393 5455

                  (b)   if to the Purchaser, to:

                          Edgetech Services, Inc.

18 Wynford Drive
Suite 704
Toronto, Ontario
M3C 3S2

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         8.4 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         8.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

         8.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; PROVIDED HOWEVER, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         8.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.8 SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned without the consent of both parties to the Agreement. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         8.9 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of this Agreement shall not survive the Closing of this

Agreement.

         8.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the Purchaser.

The foregoing agreement is hereby executed effective as of the date first set forth above.

"COMPANY"

"PURCHASER"

Web’s Biggest, INC.,

Edgetech Services INC.

a California corporation

A Nevada Corporation

By:

By:

---------------------------

-------------------------

Name:

Name:

-------------------------

-----------------------

Title:

Title:

------------------------

----------------------

"SELLER"

Advisers, LLC,

An Iowa Limited Liability Corporation

By:

---------------------------

Name:

-------------------------

Title:

------------------------

"SELLER"

Xavier Roy

By:

---------------------------

Name:

-------------------------

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 1st day of June, 2005.

BETWEEN:

EDGETECH SERVICES INC., a Nevada corporation with a business office at 18 Wynford Drive, Toronto Ontario, M3C 3S2

(the "Company")

AND:

Sang-Ho Kim, of 3636 Bathurst Street, Unit 1904, Toronto, Ontario, M6A 2Y5.

(the "Employee")

WHEREAS:

A.

The Company is engaged in the business of providing consulting services covering the areas of IT security, biometrics, and ERP solutions.

B.

The Company is also a value added reseller for various other security solutions companies; and

C.

The Company has offered to employ the Employee and the Employee has accepted employment with the Company on the terms set out in this Agreement.

THEREFORE IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement, the parties covenant and agree with each other as follows:

1.

EMPLOYMENT

1.1

Subject to the terms and conditions of this Agreement, the Company hereby employs the Employee in the position of President and the Employee agrees to accept such employment.

1.2

The Employee will faithfully and diligently fulfill his or her duties, obligations and responsibilities under this Agreement to the best of his ability and will exercise the care, diligence, and skill of a reasonably prudent person in comparable circumstances with similar education, training and experience.  The Employee agrees to comply with, and will be entitled to the benefit of, all policies adopted by the Company from time to time that are applicable to the Employee.

1.3

The Employee acknowledges and agrees that his employment is on a full time basis and that the Employee's hours of work will vary and may be irregular and will be those hours required to meet the objectives of the Employee's employment.  In addition, the Employee acknowledges that certain evening and weekend work will be required in order to fulfill his obligations and the Employee agrees that he will work such evening hours or weekend hours as are required.

1.4

The Employee agrees to devote his working time exclusively to the Company's business and he will not be employed or engaged in any capacity in any other business or by any other employer without the prior written permission of the Company.

1.5

The Company may change the assigned duties and responsibilities from time to time and, notwithstanding such changes to the Employee's duties and responsibilities, this Agreement will continue to govern the terms and conditions of the Employee's employment.

1.6

The Employee will be entitled to a vacation of up to 3 weeks in each calendar year.  Such vacation will be taken at such time as agreed between the Company and the Employee.

2.

TERM OF AGREEMENT

2.1

The term of the employment contract is for a 3 year term.

2.2

In the event that the Employee breaches any of the terms, conditions or covenants of this Agreement, or fails to perform the services required of him under this Agreement then, at the option of the Company, this Agreement shall terminate immediately upon written notice being delivered to the Employee and the Company shall be under no obligation to the Employee, except to pay to him such compensation as he may be entitled to receive up to the time of such termination.

2.3

The Company may terminate the employment of the Employee hereunder at any time without notice for cause.  For the purposes of this Section 2.3 "cause" shall have a meaning consistent with the interpretation of that phrase by courts in Ontario and shall include, without limiting the generality of the foregoing, criminal conduct, moral turpitude, any substantial misconduct or neglect of duties assigned hereunder or any failure to keep and perform the terms and conditions of this Agreement.  Upon the termination of the Employee's employment pursuant to this Section 2.4, the Company shall pay to the Employee all salary and other remuneration accrued to the date of termination and thereupon the Company shall have no further obligation or liability to the Employee with respect to his employment with the Company or the termination thereof.

2.4

In the event that this Agreement is terminated pursuant to Section 2.3 or 2.4, the rights and obligations of both the Employee and the Company shall terminate as at the date of such termination, save and except the covenants of the Employee contained in Sections 7, 8 and 9 of this Agreement and the rights of the Company contained in Section 10 of this Agreement.  The termination of this Agreement pursuant to Sections 2.3 and 2.4 shall be without prejudice to such other rights and remedies as the Company may have at law against the Employee.

2.5

Should the employment agreement be terminated for whatever reason, the employee shall be compensated in the value of the compensation owed for the remaining of the three year term of this employment at the time of termination or $100,000USD, whichever is the greater.

3.

COMPENSATION

3.1

The Company will pay to the Employee a base salary in the amount of CAD$10,500 per month. The base salary is to be compensated in cash of $5,250/bi-monthly.

3.2

The Company will also pay to the Employee commissions and other benefits in the amounts and on the terms set out in Schedule "A" to this Agreement subject to such changes as may be agreed upon from time to time between the parties during the term of the Employee's employment.

4.

THE EMPLOYEE'S ACKNOWLEDGMENTS

4.1

The Employee hereby expressly acknowledge that:

(a)

except as set forth in Section 4, none of the Shares have been registered under the Securities Act of 1933 (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b)

except as set forth in Section 4 the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act;

(c)

the decision to execute this Agreement and acquire the Shares hereunder is voluntary;

(d)

the decision to execute this Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the SEC and in compliance, or intended compliance, with applicable securities legislation;

(e)

if the Company has presented a business plan to the Employee, the Employee acknowledges that the business plan may not be achieved or be achievable;

(f)

the Employee and the Employee's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(g)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Employee during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by the Employee, the Employee's attorney and/or advisor(s);

(h)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(i)

there is no government or other insurance covering the Shares;

(j)

the Company has advised the Employee that the Company is relying on an exemption from the requirements to provide the Employee with a prospectus and to sell the Shares through a person registered to sell securities under the Securities Act (Ontario) (the "Ontario Act");

(k)

the Employee will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Employee given to the Company in connection herewith or in any document furnished by the Employee to the Company in connection herewith being untrue in any material respect or any breach or failure by the Employee to comply with any covenant or agreement made by the Employee to the Company in connection therewith;

(l)

none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Employee that any of the Shares will become listed on any stock exchange or automated dealer quotation system; except that currently the certain market makers make market in the common shares of the Company on the Over-the-Counter Bulletin Board service of the National Association of Securities Dealers, Inc.;

(m)

there are additional restrictions on the Employee's ability to resell the Shares in Canada under the Ontario Act and Multilateral Instrument 45-102 adopted by the Ontario Securities Commission;

(n)

the Company will refuse to register any transfer of the Shares not made in pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act; and

(o)

the Employee has been advised to consult the Employee's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions.

5.

THE EMPLOYEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1

The Employee hereby represents and warrants to and covenants with the Company  that:

(a)

the Employee has received and carefully read this Agreement;

(b)

the Employee has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(c)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Employee, or of any agreement, written or oral, to which the Employee may be a party or by which the Employee is or may be bound;

(d)

the Employee (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in his investment in the Shares, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and can afford the complete loss of such investment;

(e)

the Employee is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment, and the Employee has carefully read and considered the matters set forth under the caption "Risk Factors"  appearing in the Company's most recent reports filed with the SEC;

(f)

the Employee has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company;

(g)

the Employee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Employee shall promptly notify the Company;

(h)

the Employee is purchasing the Shares for his own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Shares, and the Employee has not subdivided his interest in the Shares with any other person;

(i)

the Employee is not an underwriter of, or dealer in, the common shares of the Company, nor is the Employee participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(j)

the Employee has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Employee's decision to invest in the Shares and the Company;

(k)

the Employee is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(l)

no person has made to the Employee any written or oral representations:

(i)

that any person will resell or repurchase any of the Shares;

(ii)

that any person will refund the purchase price of any of the Shares; or

(iii)

as to the future price or value of any of the Shares.

6.

CONFIDENTIALITY

6.1

The Employee acknowledges and agrees that during the term of his employment with the Company he will be privy to business and trade secrets and confidential information relating to the business of the Company and the Company's clients.

6.2

The Employee agrees that during his employment and at all times thereafter, the Employee will maintain in confidence and will not disclose to any corporation, firm or other person any of the private affairs of the Company or any business or trade secrets or confidential information belonging to the Company or any of the Company's clients and he will not use, for any purpose, other than the purposes of the Company, any such business or trade secrets or confidential information or knowledge that the Employee may acquire with respect to the Company's affairs or the affairs of its clients.

7.

NON SOLICITATION

7.1

The Employee agrees that he will not at any time during his employment and for a period of six months thereafter, directly or indirectly solicit for employment or employ or otherwise engage any employee of the Company for or on behalf of the Employee or any other person.

7.2

The Employee agrees that he will not at any time during his employment or for a period of six months thereafter, directly or indirectly solicit or divert or attempt to solicit or divert any person who is a client of the Company or who was a client of the Company during the twelve months immediately preceding the termination of the Employee's employment for or on behalf of any other business enterprise which is similar to or competes with the business of the Company.

8.

NON COMPETE

8.1

The Employee agree that he will not at any time during his employment and for a period of six months following the termination of his employment for any reason whatsoever, directly or indirectly as a shareholder, employee, director, officer, consultant or in any other capacity whatsoever, carry on or be engaged by or employed in any business in Toronto, Ontario, which is the same as or similar to or which competes with the business or any part of the business carried on by the Company.

9.

RESTRICTIONS REASONABLE

9.1

The Employee agrees that the restrictions contained in this Agreement are reasonable for the protection of the Company's business and the Employee waives all defences to the strict enforcement of those provisions by the Company.

9.2

The Employee also agrees that a breach of any of the covenants contained in this Agreement would result in damages to the Company which may not be adequately compensated by monetary award and agrees that the Company will be entitled to equitable relief by way of an injunction or otherwise in addition to any other remedies it may have as a result of such a breach.

10.

GENERAL

10.1

This Agreement, together with its schedules, sets out the entire agreement of the parties with respect to the Employee's employment and supersedes all prior agreements, understandings and discussions between the parties.

10.2

In this Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

10.3

All references in this Agreement or any other agreement made between the Employee and the Company to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

10.4

This Agreement may be amended or supplemented only by a written agreement signed by each party.

10.5

Any waiver of, or consent to depart from, the requirements of any provision of this Agreement will be effective only if it is in writing and signed by the party giving it, and only in the specific instance and for the specific purpose for which it has been given.  No failure on the part of any party to exercise, and no delay in exercising, any right under this Agreement will constitute a waiver of such right.  No single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right.

10.6

This Agreement will be governed by and construed in accordance with the laws in force in the Province of Ontario.  Each party irrevocably submits to the sole and exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or related hereto.

10.7

Time is and will remain of the essence of this Agreement and all of its provisions.

10.8

Any notice, demand or other communication required or permitted to be given or made hereunder must be in writing and will be sufficiently given or made if:

(a)

delivered in person during normal business hours on a business day and left with a receptionist or other responsible employee of the relevant party at the applicable address set forth below;

(b)

sent by prepaid first class mail; or

(c)

sent by any electronic means of sending messages, including telex or facsimile transmission, which produces a paper record ("Electronic Transmission") during normal business hours on a business day;

(d)

if to the Employee:

3636 Bathurst Street, Unit 1904

Toronto, Ontario

M3C 3Y5

Facsimile:  (416) 256-9135

(e)

if to the Company:

18 Wynford Drive, Suite 615
Toronto, Ontario M3C 3S2

Attention:

President

Facsimile:

(416) 441-0697

(f)

each notice sent in accordance with this Section will be deemed to have been received (i) at the time on the day it was delivered, (ii) at the beginning of business on the third business day after it was mailed (excluding each business day during which there existed any general interruption of postal services due to strike, lockout or other cause); or (iii) one hour after they were sent on the same day that it was sent by Electronic Transmission, or at the start of business on the first business day thereafter if the day on which it was sent by Electronic Transmission was not a business day.

(g)

the Employee or the Company may change the address for notice by giving notice to each other as provided in this Section.

10.9

This Agreement may not be assigned by the Employee, but may be assigned by the Company to any successor in interest to the Company.  If the Company does not survive any merger, acquisition, or other reorganization, then it will make a reasonable effort to obtain an assumption of this Agreement by the surviving entity in such merger, acquisition, or other reorganization, but the failure to obtain such assumption will not prevent or delay such merger, acquisition, or other reorganization or relieve the Company of its obligations under this Agreement.  Subject thereto, this Agreement will enure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement of any party) and permitted assigns.

10.10

If any provision of this Agreement is determined to be invalid or unenforceable, that will not affect the validity or enforceability of any other provision hereof.  The parties will in good faith negotiate a mutually acceptable and enforceable substitute for the invalid or unenforceable provision, which substitute will be as consistent as possible with the original intent of the parties.

10.11

Each party will do such acts and will execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other party may in writing at all time and from time to time reasonably requests be done and or executed, in order to give full effect to the provisions of this Agreement.

10.12

The Employee acknowledges that he has read and fully understand this Agreement and he acknowledges and agrees that the Company has given him the opportunity to seek, and has recommended that he obtain, independent legal advice with respect to the subject matter of this Agreement.  Further, the Employee hereby represents and warrants to the Company that he has sought independent legal advice or waives such advice.

10.13

This Agreement may be executed in counterpart, each of which, when so executed, will be deemed to be an original copy hereof and thereof, and all such counterparts together will constitute but one single agreement.  Each party may deliver a counterpart signature page by facsimile transmission.

IN WITNESS WHEREOF the parties have signed this Agreement to be effective from the date and year first above written.

EDGETECH SERVICES INC.

Per:______________________

SIGNED, SEALED and DELIVERED by Sang-Ho Kim in the presence of:

__________________________________

Name:
Sang-Ho Kim

Address:
3636 Bathurst Street, Unit 1904

Toronto, Ontario, M6A 2Y5

Occupation:
President

) ) ) ) ) ) ) ) ) ) ) )	/s/Sang Ho Kim Sang-Ho Kim

Schedule A

COMMISSION SCHEDULE AND OTHER BENEFITS

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 1st day of June, 2005.

BETWEEN:

EDGETECH SERVICES INC., a Nevada corporation with a business office at 18 Wynford Drive, Toronto Ontario, M3C 3S2

(the "Company")

AND:

Tae-Ho Kim, of 39 Parish Bay, St. Andrews, Manitoba, Canada, R1A 3B2.

(the "Employee")

WHEREAS:

A.

The Company is engaged in the business of providing consulting services covering the areas of IT security, biometrics, and ERP solutions.

B.

The Company is also a value added reseller for various other security solutions companies; and

C.

The Company has offered to employ the Employee and the Employee has accepted employment with the Company on the terms set out in this Agreement.

THEREFORE IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement, the parties covenant and agree with each other as follows:

1.

EMPLOYMENT

1.1

Subject to the terms and conditions of this Agreement, the Company hereby employs the Employee in the position of Chief Executive Officer and the Employee agrees to accept such employment. This Agreement is also subject to the Terms outlined in Section 7.1 in the Agreement known as Web's Biggest Stock Purchase Agreement dated June 1, 2005.

1.2

The Employee will faithfully and diligently fulfill his or her duties, obligations and responsibilities under this Agreement to the best of his ability and will exercise the care, diligence, and skill of a reasonably prudent person in comparable circumstances with similar education, training and experience.  The Employee agrees to comply with, and will be entitled to the benefit of, all policies adopted by the Company from time to time that are applicable to the Employee.

1.3

The Employee acknowledges and agrees that his employment is on a full time basis and that the Employee's hours of work will vary and may be irregular and will be those hours required to meet the objectives of the Employee's employment.  In addition, the

2

Employee acknowledges that certain evening and weekend work will be required in order to fulfill his obligations and the Employee agrees that he will work such evening hours or weekend hours as are required.

1.4

The Employee agrees to devote his working time exclusively to the Company's business and he will not be employed or engaged in any capacity in any other business or by any other employer without the prior written permission of the Company.

1.5

The Company may change the assigned duties and responsibilities from time to time and, notwithstanding such changes to the Employee's duties and responsibilities, this Agreement will continue to govern the terms and conditions of the Employee's employment.

1.6

The Employee will be entitled to a vacation of up to 3 weeks in each calendar year.  Such vacation will be taken at such time as agreed between the Company and the Employee.

2.

TERM OF AGREEMENT

2.1

The term of the employment contract is for a 3 year term.

2.2

In the event that the Employee breaches any of the terms, conditions or covenants of this Agreement, or fails to perform the services required of him under this Agreement then, at the option of the Company, this Agreement shall terminate immediately upon written notice being delivered to the Employee and the Company shall be under no obligation to the Employee, except to pay to him such compensation as he may be entitled to receive up to the time of such termination.

2.3

The Company may terminate the employment of the Employee hereunder at any time without notice for cause.  For the purposes of this Section 2.3 "cause" shall have a meaning consistent with the interpretation of that phrase by courts in Ontario and shall include, without limiting the generality of the foregoing, criminal conduct, moral turpitude, any substantial misconduct or neglect of duties assigned hereunder or any failure to keep and perform the terms and conditions of this Agreement.  Upon the termination of the Employee's employment pursuant to this Section 2.4, the Company shall pay to the Employee all salary and other remuneration accrued to the date of termination and thereupon the Company shall have no further obligation or liability to the Employee with respect to his employment with the Company or the termination thereof.

2.4

In the event that this Agreement is terminated pursuant to Section 2.3 or 2.4, the rights and obligations of both the Employee and the Company shall terminate as at the date of such termination, save and except the covenants of the Employee contained in Sections 7, 8 and 9 of this Agreement and the rights of the Company contained in Section 10 of this Agreement.  The termination of this Agreement pursuant to Sections 2.3 and 2.4 shall be without prejudice to such other rights and remedies as the Company may have at law against the Employee.

2.5

Should the employment agreement be terminated for whatever reason, the employee shall be compensated for the remaining value of the compensation owed for the remainder of

3

the three year term of this employment at the time of termination or $100,000USD, whichever is the greater.

3.

COMPENSATION

3.1

The Company will pay to the Employee a base salary in the amount of CAD$10,500 per month. The base salary is to be compensated in cash payments of $5,250/bi-monthly.

3.2

The Company will also pay to the Employee commissions and other benefits in the amounts and on the terms set out in Schedule "A" to this Agreement subject to such changes as may be agreed upon from time to time between the parties during the term of the Employee's employment.

4.

THE EMPLOYEE'S ACKNOWLEDGMENTS

4.1

The Employee hereby expressly acknowledge that:

(a)

except as set forth in Section 4, none of the Shares have been registered under the Securities Act of 1933 (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b)

except as set forth in Section 4 the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act;

(c)

the decision to execute this Agreement and acquire the Shares hereunder is voluntary;

(d)

the decision to execute this Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the SEC and in compliance, or intended compliance, with applicable securities legislation;

(e)

if the Company has presented a business plan to the Employee, the Employee acknowledges that the business plan may not be achieved or be achievable;

(f)

the Employee and the Employee's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Shares hereunder, and to obtain additional information, to the

4

extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(g)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Employee during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by the Employee, the Employee's attorney and/or advisor(s);

(h)

the Employee will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Employee given to the Company in connection herewith or in any document furnished by the Employee to the Company in connection herewith being untrue in any material respect or any breach or failure by the Employee to comply with any covenant or agreement made by the Employee to the Company in connection therewith;

5.

THE EMPLOYEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1

The Employee hereby represents and warrants to and covenants with the Company  that:

(a)

the Employee has received and carefully read this Agreement;

(b)

the Employee has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(c)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Employee, or of any agreement, written or oral, to which the Employee may be a party or by which the Employee is or may be bound;

(i)

the Employee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Employee shall promptly notify the Company.

5

6.

CONFIDENTIALITY

6.1

The Employee acknowledges and agrees that during the term of his employment with the Company he will be privy to business and trade secrets and confidential information relating to the business of the Company and the Company's clients.

6.2

The Employee agrees that during his employment and at all times thereafter, the Employee will maintain in confidence and will not disclose to any corporation, firm or other person any of the private affairs of the Company or any business or trade secrets or confidential information belonging to the Company or any of the Company's clients and he will not use, for any purpose, other than the purposes of the Company, any such business or trade secrets or confidential information or knowledge that the Employee may acquire with respect to the Company's affairs or the affairs of its clients.

7.

NON SOLICITATION

7.1

The Employee agrees that he will not at any time during his employment and for a period of six months thereafter, directly or indirectly solicit for employment or employ or otherwise engage any employee of the Company for or on behalf of the Employee or any other person.

7.2

The Employee agrees that he will not at any time during his employment or for a period of six months thereafter, directly or indirectly solicit or divert or attempt to solicit or divert any person who is a client of the Company or who was a client of the Company during the twelve months immediately preceding the termination of the Employee's employment for or on behalf of any other business enterprise which is similar to or competes with the business of the Company.

8.

NON COMPETE

8.1

The Employee agree that he will not at any time during his employment and for a period of six months following the termination of his employment for any reason whatsoever, directly or indirectly as a shareholder, employee, director, officer, consultant or in any other capacity whatsoever, carry on or be engaged by or employed in any business in Toronto, Ontario, which is the same as or similar to or which competes with the business or any part of the business carried on by the Company.

9.

RESTRICTIONS REASONABLE

9.1

The Employee agrees that the restrictions contained in this Agreement are reasonable for the protection of the Company's business and the Employee waives all defences to the strict enforcement of those provisions by the Company.

9.2

The Employee also agrees that a breach of any of the covenants contained in this Agreement would result in damages to the Company which may not be adequately compensated by monetary award and agrees that the Company will be entitled to

6

equitable relief by way of an injunction or otherwise in addition to any other remedies it may have as a result of such a breach.

10.

GENERAL

10.1

This Agreement, together with its schedules, sets out the entire agreement of the parties with respect to the Employee's employment and supersedes all prior agreements, understandings and discussions between the parties.

10.2

In this Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

10.3

All references in this Agreement or any other agreement made between the Employee and the Company to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

10.4

This Agreement may be amended or supplemented only by a written agreement signed by each party.

10.5

Any waiver of, or consent to depart from, the requirements of any provision of this Agreement will be effective only if it is in writing and signed by the party giving it, and only in the specific instance and for the specific purpose for which it has been given.  No failure on the part of any party to exercise, and no delay in exercising, any right under this Agreement will constitute a waiver of such right.  No single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right.

10.6

This Agreement will be governed by and construed in accordance with the laws in force in the Province of Ontario.  Each party irrevocably submits to the sole and exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or related hereto.

10.7

Time is and will remain of the essence of this Agreement and all of its provisions.

10.8

Any notice, demand or other communication required or permitted to be given or made hereunder must be in writing and will be sufficiently given or made if:

(a)

delivered in person during normal business hours on a business day and left with a receptionist or other responsible employee of the relevant party at the applicable address set forth below;

(b)

sent by prepaid first class mail; or

(c)

sent by any electronic means of sending messages, including telex or facsimile transmission, which produces a paper record ("Electronic Transmission") during normal business hours on a business day;

(d)

if to the Employee:

7

39 Parish Bay,

Winnipeg, Manitoba,

R1A 3B2

Facsimile:  (204) 253-8890

(e)

if to the Company:

18 Wynford Drive, Suite 615
Toronto, Ontario M3C 3S2

Attention:

President

Facsimile:

(416) 441-0697

(f)

each notice sent in accordance with this Section will be deemed to have been received (i) at the time on the day it was delivered, (ii) at the beginning of business on the third business day after it was mailed (excluding each business day during which there existed any general interruption of postal services due to strike, lockout or other cause); or (iii) one hour after they were sent on the same day that it was sent by Electronic Transmission, or at the start of business on the first business day thereafter if the day on which it was sent by Electronic Transmission was not a business day.

(g)

the Employee or the Company may change the address for notice by giving notice to each other as provided in this Section.

10.9

This Agreement may not be assigned by the Employee, but may be assigned by the Company to any successor in interest to the Company.  If the Company does not survive any merger, acquisition, or other reorganization, then it will make a reasonable effort to obtain an assumption of this Agreement by the surviving entity in such merger, acquisition, or other reorganization, but the failure to obtain such assumption will not prevent or delay such merger, acquisition, or other reorganization or relieve the Company of its obligations under this Agreement.  Subject thereto, this Agreement will enure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement of any party) and permitted assigns.

10.10

If any provision of this Agreement is determined to be invalid or unenforceable, that will not affect the validity or enforceability of any other provision hereof.  The parties will in good faith negotiate a mutually acceptable and enforceable substitute for the invalid or unenforceable provision, which substitute will be as consistent as possible with the original intent of the parties.

10.11

Each party will do such acts and will execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other party may in writing at all time and from time to time reasonably requests be done and or executed, in order to give full effect to the provisions of this Agreement.

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10.12

The Employee acknowledges that he has read and fully understand this Agreement and he acknowledges and agrees that the Company has given him the opportunity to seek, and has recommended that he obtain, independent legal advice with respect to the subject matter of this Agreement.  Further, the Employee hereby represents and warrants to the Company that he has sought independent legal advice or waives such advice.

10.13

This Agreement may be executed in counterpart, each of which, when so executed, will be deemed to be an original copy hereof and thereof, and all such counterparts together will constitute but one single agreement.  Each party may deliver a counterpart signature page by facsimile transmission.

IN WITNESS WHEREOF the parties have signed this Agreement to be effective from the date and year first above written.

EDGETECH SERVICES INC.

Per:______________________________

SIGNED, SEALED and DELIVERED by Tae-Ho Kim in the presence of:

__________________________________

Name:
Tae-Ho Kim

Address:
39 Parish Bay

St. Andrews, Manitoba, R1A 3B2

Occupation:
CEO - Chief Executive Officer

) ) ) ) ) ) ) ) ) ) ) )	/s/ Tae Ho Kim Tae-Ho Kim

Schedule A

COMMISSION SCHEDULE AND OTHER BENEFITS